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                                                                    EXHIBIT 23.1


                                  CONSENT OF
                      INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-81212, Form S-3 No. 33-92032, Form S-3 No. 33-92978 and Form
S-3 No. 333-4880) of Norris Communications Corp. and in the related Prospectuses of our Report of Independent Auditors and Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Conflict dated May 24, 1996 (except as to
Note 16[b] which is as of June 7,1996), with respect to the consolidated financial statements of Norris Communications Corp. included in the Annual Report (Form 10-KSB(Amended)) for the year ended March 31, 1996.



Vancouver, Canada                                          /s/ Ernst & Young
November 12, 1996                                          Chartered Accountants